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                                                                    EXHIBIT 21.1

                       LIST OF REGISTRANT'S SUBSIDIARIES

                              Iron Dynamics, Inc.
                              4500 County Road 59
                                Butler, IN 46721
                           Telephone: (219) 868-8000